Exhibit 99.1
Century Reports Fourth Quarter 2014 Financial Results
CHICAGO, IL -- 02/24/15 -- Century Aluminum Company (NASDAQ: CENX) reported net income of $61.8 million ($0.64 per common share) for the fourth quarter of 2014. Results were positively impacted by $6.9 million ($0.07 per common share) for purchase accounting related to the acquisition of the remaining 50.3% interest of Mt. Holly and negatively impacted by $5.0 million ($0.05 per common share) in non-cash, non-recurring pension charges and by $2.6 million ($0.03 per common share) related to the separation of former senior executives.
Sales for the fourth quarter of 2014 were $551.2 million compared with $401.2 million for the fourth quarter of 2013. Shipments of primary aluminum for the fourth quarter of 2014 were 226,082 tonnes compared with 216,755 tonnes shipped in the fourth quarter of 2013.
For the fourth quarter of 2013, Century reported a net loss of $9.7 million ($0.11 per common share). Cost of sales for the fourth quarter of 2013 included a benefit of $16.6 million related to deferred power contract liability amortization and $9.0 million for lower inventory costs. Results also included an $8.4 million charge related to the separation of our former chief executive officer.
For full year 2014, the company reported net income of $112.5 million ($1.16 per common share). Results were positively impacted by a benefit of $5.5 million related to power contract amortization, an unrealized gain of $1.4 million, primarily related to an LME-based contingent obligation and by $6.9 million for purchase accounting related to the acquisition of the remaining 50.3% interest of Mt. Holly. Results were negatively impacted by $5.0 million in non-cash, non-recurring pension charges, $3.6 million for litigation related items and by $2.6 million related to the separation of former senior executives.
Sales for the year ended December 31, 2014 were $1,931.0 million compared with $1,454.3 million for 2013. Shipments of primary aluminum for 2014 were 867,125 tonnes compared with 764,598 tonnes for 2013 period.
For 2013, Century reported a net loss of $40.3 million ($0.45 per common share). Results were positively impacted by a $31.0 million benefit for deferred power contract liability amortization, $2.2 million in litigation items and an unrealized gain of $16.8 million, primarily related to an LME-based contingent obligation. In addition, the company recorded a gain on bargain purchase of $5.3 million related to the Sebree acquisition. Results for 2013 were negatively impacted by relocation costs of $5.8 million, a loss on early extinguishment of debt of $3.3 million and an $8.4 million charge related to the separation of our former chief executive officer.
"The global macro environment continues to be buffeted by volatile and unpredictable forces," commented Michael Bless, President and Chief Executive Officer.  "Myriad geopolitical developments continue to weigh on the price of risk assets, including base metals.  In addition, the rapid decline in the value of crude and other major fossil fuels, while producing a meaningful reduction in the price of electric power, has further weighed on sentiment toward industrial commodities.  Lastly, the uncertain pace of near-term economic activity in China continues to provide an overhang.  All this said, trading conditions in our markets remain reasonably attractive.  The fundamentals that should drive market conditions over the long-term, most specifically an attractive demand growth profile, remain firmly in place.  It is thus incumbent on us to continue to manage our business on a balanced basis through the present uncertainties."
"We've had a productive last few months at Century," continued Mr. Bless.  "In early December we completed the acquisition of the remaining interest in the Mt. Holly smelter.  Having now had a closer look, we have confirmed our long-held opinion of the high quality of the management team and employees, and the production and management processes they employ.  We are now focused on the significant transition activities, largely in the area of ERP and other systems, which must be completed during the balance of this year.  In addition, our recently started value-added product lines at Sebree and Grundartangi are now producing at full capacity."
Mr. Bless concluded, "We have a lot on our plates over the next few months.  We are redoubling our efforts on our key safety initiatives; safety performance, while adequate, has been far from the continuous improvement we demand.  At Mt. Holly, we are very focused on achieving a post-2015 power arrangement that will support the operation of and investment in this plant over the long term.  We will be conducting in-depth negotiations over labor contracts at both Hawesville and Grundartangi.  Last, we hope to be nearing a solution for a power contract that will enable us to restart the Ravenswood smelter."

About Century Aluminum
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.
Certified Advisors for the First North market of the OMX Nordic Exchange Iceland hf. for Global Depositary Receipts in Iceland:
Atli B. Gudmundsson, Senior Manager -- Corporate Finance, Landsbankinn hf.
Steingrimur Helgason, Director -- Corporate Finance, Landsbankinn hf.
Cautionary Statement
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words “believe,” “expect,” “hope,” “target,” “anticipate,” “intend,” “plan,” “seek,” “estimate,” “potential,” “project,” “scheduled,” “forecast” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” or “may.” Our forward-looking statements include, without limitation, statements with respect to: future global and local financial and economic conditions; our assessment of the aluminum market and aluminum prices (including premiums); the future financial and operating performance of the Company, its subsidiaries and its projects; future earnings, operating results and liquidity; future inventory, production, sales, cash costs and capital expenditures; our business objectives, strategies and initiatives, the growth of our business (including with respect to production and production capacity) and our competitive position and prospects; our ability to access existing or future financing arrangements; our ability to successfully manage transmission issues and market power price risk and to control or reduce power costs; our assessment of power pricing and our ability to successfully obtain and/or implement long-term competitive power arrangements for our operations and projects, including at Mt. Holly and Ravenswood; our ability to successfully produce value-added products at our smelters; future construction investment and development, including at the Helguvik Project, the restart of the second baking furnace at Vlissingen and our expansion project at Grundartangi, including our discussions regarding securing sufficient amounts of power, future capital expenditures, the costs of completion or cancellation, timing, production capacity and sources of funding; our ability to derive benefit from acquisitions, including the acquisitions of our Mt. Holly and Sebree smelters, and to successfully integrate these operations with the rest of our business; and tour plans with respect to restarting operations at our Ravenswood smelter.
Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

Kenny Barkley (media)	270-577-2070
Shelly Harrison (investors)	312-696-3140

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)
	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
NET SALES:
Third-party customers	$188,069	$262,782	$668,941	$943,262
Related parties	363,170	138,392	1,262,101	511,051
	551,239	401,174	1,931,042	1,454,313
Cost of goods sold	461,243	385,889	1,728,586	1,414,790
Gross profit	89,996	15,285	202,456	39,523
Other operating expense – net	6,776	2,314	12,481	8,602
Selling, general and administrative expenses	16,369	21,602	49,195	67,477
Operating income (loss)	66,851	(8,631)	140,780	(36,556)
Interest expense	(5,474)	(5,386)	(22,015)	(23,091)
Interest income	104	271	301	728
Net gain on forward and derivative contracts	353	447	179	16,598
Gain on bargain purchase	—	—	—	5,253
Gain on fair value of contingent consideration	7,943	—	7,943	—
Gain on remeasurement of equity investment	1,318	—	1,318	—
Loss on early extinguishment of debt	—	—	—	(3,272)
Other income – net	1,414	1,497	991	496
Income (loss) before income taxes and equity in earnings of joint ventures	72,509	(11,802)	129,497	(39,844)
Income tax benefit (expense)	(11,304)	1,583	(18,308)	(3,131)
Income (loss) before equity in earnings of joint ventures	61,205	(10,219)	111,189	(42,975)
Equity in earnings of joint ventures	644	544	1,305	2,662
Net income (loss)	$61,849	$(9,675)	$112,494	$(40,313)

Net income (loss) allocated to common stockholders	$56,824	$(9,675)	$103,283	$(40,313)
EARNINGS (LOSS) PER COMMON SHARE:
Basic	$0.64	$(0.11)	$1.16	$(0.45)
Diluted	0.63	(0.11)	1.15	(0.45)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	88,959	88,684	88,823	88,612
Diluted	89,595	88,684	89,428	88,612

CENTURY ALUMINUM COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(Unaudited)
	December 31, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$163,242	$84,088
Restricted cash	801	1,697
Accounts receivable — net	76,165	56,184
Due from affiliates	31,503	43,587
Inventories	283,480	239,615
Prepaid and other current assets	29,768	32,276
Deferred taxes	14,281	13,614
Total current assets	599,240	471,061
Property, plant and equipment — net	1,291,218	1,247,661
Other assets	123,577	91,474
TOTAL	$2,014,035	$1,810,196
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable, trade	$151,443	$108,490
Due to affiliates	22,261	53,582
Accrued and other current liabilities	104,646	69,466
Accrued employee benefits costs	10,159	8,410
Industrial revenue bonds	7,815	7,815
Total current liabilities	296,324	247,763
Senior notes payable	246,888	246,528
Accrued pension benefits costs — less current portion	59,906	39,848
Accrued postretirement benefits costs — less current portion	152,894	129,284
Other liabilities	53,272	37,743
Deferred taxes	113,604	106,218
Total noncurrent liabilities	626,564	559,621

SHAREHOLDERS’ EQUITY:
Series A Preferred stock (one cent par value, 5,000,000 shares authorized; 160,000 issued and 78,141 outstanding at December 31, 2014; 160,000 issued and 79,620 outstanding at December 31, 2013)	1	1
Common stock (one cent par value, 195,000,000 shares authorized; 93,851,103 issued and 89,064,582 outstanding at December 31, 2014; 93,496,798 issued and 88,710,277 outstanding at December 31, 2013)	939	935
Additional paid-in capital	2,510,261	2,508,574
Treasury stock, at cost	(49,924)	(49,924)
Accumulated other comprehensive loss	(117,682)	(91,832)
Accumulated deficit	(1,252,448)	(1,364,942)
Total shareholders’ equity	1,091,147	1,002,812
TOTAL	$2,014,035	$1,810,196

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	Twelve months ended December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$112,494	$(40,313)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Unrealized net gain on forward contracts	—	(1,170)
Gain on bargain purchase	—	(5,253)
Gain on fair value of contingent consideration	(7,943)	—
Gain on remeasurement of equity investment	(1,318)	—
Unrealized gain on E.ON contingent obligation	(1,412)	(16,781)
Accrued and other plant curtailment costs — net	4,350	4,452
Lower of cost or market inventory adjustment	(1,247)	1,247
Depreciation	70,731	66,570
Sebree power contract amortization	(5,534)	(31,031)
Debt discount amortization	361	672
Pension and other postretirement benefits	6,939	1,740
Deferred income taxes	2,633	(1,493)
Stock-based compensation	1,334	1,078
Loss on early extinguishment of debt	—	3,272
Equity in earnings of joint ventures, net of dividends	425	871
Change in operating assets and liabilities:
Accounts receivable — net	(19,981)	(6,001)
Due from affiliates	12,084	(5,717)
Inventories	(16,513)	(21,740)
Prepaid and other current assets	3,392	5,318
Accounts payable, trade	11,797	25,224
Due to affiliates	3,058	13,845
Accrued and other current liabilities	18,071	5,834
Other — net	2,690	19,094
Net cash provided by operating activities	196,411	19,718
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(41,559)	(46,533)
Nordural expansion — Helguvik	(337)	(3,331)
Purchase of carbon anode assets and improvements	(13,230)	(18,213)
Purchase of Sebree smelter	(1,042)	(48,058)
Investments in and advances to joint ventures	—	(125)
Purchase of remaining interest in Mt. Holly smelter	(53,831)	—
Proceeds from sale of property, plant and equipment	46	525
Restricted and other cash deposits	896	(1,439)
Net cash used in investing activities	(109,057)	(117,174)

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	Twelve months ended December 31,
	2014	2013
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(2,603)	(249,604)
Proceeds from issuance of debt	—	246,330
Borrowings under revolving credit facilities	92,423	22,725
Repayments under revolving credit facilities	(98,423)	(16,725)
Debt issuance costs	—	(3,994)
Debt retirement costs	—	(1,208)
Issuance of common stock	403	44
Net cash used in financing activities	(8,200)	(2,432)
CHANGE IN CASH AND CASH EQUIVALENTS	79,154	(99,888)
Cash and cash equivalents, beginning of period	84,088	183,976
Cash and cash equivalents, end of period	$163,242	$84,088

CENTURY ALUMINUM COMPANY
SELECTED OPERATING DATA
(Unaudited)

SHIPMENTS - PRIMARY ALUMINUM

	Direct (1)				Toll
	United States		Iceland		Iceland
	Tonnes	Revenue $ (000)	Tonnes	Revenue $ (000)	Tonnes	Revenue $ (000)
2014
4th Quarter	147,291	$377,606	43,364	$102,912	35,427	$60,001
3rd Quarter	143,338	353,246	38,056	85,117	36,820	60,032
2nd Quarter	143,439	325,650	39,593	82,328	33,012	48,441
1st Quarter	136,532	296,889	36,764	74,370	33,489	47,185
Total	570,600	$1,353,391	157,777	$344,727	138,748	$215,659
2013
4th Quarter	142,411	$296,747	3,403	$7,136	70,941	$97,291
3rd Quarter	138,916	295,969	1,204	2,578	72,677	101,381
2nd Quarter	104,008	225,638	2,276	5,010	69,986	101,290
1st Quarter	87,642	203,727	5,830	13,573	65,304	103,973
Total	472,977	$1,022,081	12,713	$28,297	278,908	$403,935

(1)	Excludes scrap aluminum sales.